Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 17, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Connecticut Water Service, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Stamford, Connecticut
December 17, 2008